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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                         PACKAGING DYNAMICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         PACKAGING DYNAMICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                         PACKAGING DYNAMICS CORPORATION

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

                                                                  March 28, 2003

Dear Stockholders:

     It is a pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of Packaging Dynamics Corporation to be held at the Company's offices, 17153 County Road 57, Caldwell, Ohio 43724 on Wednesday, May 14, 2003, at 8:00 a.m. (Eastern time).

     Each item of business described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement will be discussed during the meeting and stockholders will have an opportunity to ask questions.

     IT IS IMPORTANT THAT YOU VOTE YOUR SHARES WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. We urge you to carefully review the Proxy Statement and to complete the enclosed proxy card. Please sign, date and return your proxy card in the envelope provided as soon as possible. If you do attend the meeting, your proxy can be revoked at your request in the event you wish to vote in person.

     I look forward to seeing you at the meeting.

                                          Sincerely,

                                          Phillip D. Harris
                                          President and Chief Executive Officer

                         PACKAGING DYNAMICS CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Packaging Dynamics Corporation (the "Company") will hold its 2003 Annual Meeting of Stockholders (the "Annual Meeting") on Wednesday, May 14, 2003 at 8:00 a.m. (Eastern time) at the Company's offices, 17153 County Road 57, Caldwell, Ohio 43724, for the following purposes:

     1. To elect five directors to serve until the 2004 Annual Meeting of Stockholders.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003.

     3. To act upon any other matters that may properly come before the meeting.

     The Board of Directors has fixed March 19, 2003 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. An alphabetical list of stockholders of record, their addresses and number of shares owned by each will be available for examination for all purposes germane to the Annual Meeting at the Company's corporate headquarters from May 4, 2003 to May 13, 2003. The list will also be on display at the Annual Meeting.

     At the Annual Meeting, each share of common stock, par value $.01 per share, of the Company represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Henry C. Newell,
                                          Secretary

March 28, 2003

                             YOUR VOTE IS IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

                         PACKAGING DYNAMICS CORPORATION

                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Packaging Dynamics Corporation (the "Company" or "Packaging Dynamics") for use at the 2003 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 14, 2003 at 8:00 a.m. (Eastern time) at the Company's offices, 17153 County Road 57, Caldwell, Ohio 43724 and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card will be mailed beginning on or about March 28, 2003 to give the holders of the Company's common stock, par value $.01 per share ("Common Stock"), of record on March 19, 2003 (the "Record Date") an opportunity to vote at the Annual Meeting. The Company's 2002 Annual Report to Stockholders accompanies this Proxy Statement.

     Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. The Company's Amended and Restated Bylaws (the "Bylaws") require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the presence of a quorum for the transaction of business at the Annual Meeting.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope. If no directions are given and the signed card is returned, then the proxy holders will vote the shares FOR the election of all listed nominees, FOR the proposal set forth in Item 2 in the Notice of Meeting, in accordance with the directors' recommendations on the other subjects listed on the proxy card and at their discretion on any other matters that may properly come before the meeting and any adjournments or postponements thereof. Abstentions may be specified on all proposals, but will have no effect on the outcome of the election of directors, as more fully described in "Nomination and Election of Directors."

     Pursuant to Delaware law, abstentions are treated as present for purposes of determining the presence or absence of a quorum and, therefore, will have the effect of a vote against a proposal that requires the vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote thereon. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

     On July 1, 2002, Ivex Packaging Corporation ("Ivex") was acquired by Alcoa Inc. Immediately prior to the closing of this transaction, Ivex distributed its 4,548,050 shares of common stock of Packaging Dynamics to its stockholders and certain of its option holders. In connection with this distribution, the Company's shares were accepted for quotation on the Nasdaq National Market System.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Packaging Dynamics Corporation, at its executive offices at 3900 West 43rd Street, Chicago, Illinois 60632.

SHARES OUTSTANDING

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of March 1, 2003, the Company had outstanding 9,626,041 shares of Common Stock. Each share of Common Stock is entitled to one vote. Certain stockholders of the Company, Packaging

Investors, L.P. ("Packaging Investors"), DCBS Investors, L.L.C. ("DCBS Investors") and CB Investors, L.L.C. ("CB Investors," and together with Packaging Investors and DCBS Investors, the "Majority Stockholders") collectively own a controlling interest in the Company's common stock and are parties to a stockholders agreement. Consequently, acting together, the Majority Stockholders can determine the outcome of matters submitted for stockholder action, including election of directors. See "Certain Relationships and Related Transactions -- Stockholders Agreement." Under the stockholders agreement, Packaging Investors and DCBS Investors each has the right to designate a member of the Company's Board of Directors.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telecopy, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. This firm will be paid a fee of approximately $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's Amended and Restated Bylaws provides that the Board of Directors will consist of not less than three nor more than fifteen members, the exact number to be determined from time to time by the Board of Directors in accordance with the Bylaws.

     The Board of Directors of the Company currently consists of five persons. At the Annual Meeting, stockholders will elect five directors.

     The Board of Directors' nominees are George V. Bayly, Phillip D. Harris, Anthony P. Scotto, Frank V. Tannura and William J. White. These nominees were approved by the Company's independent directors. At the 2003 Annual Meeting, each director will be elected for a one-year term and will hold office until the 2004 Annual Meeting of Stockholders. In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. The nominees were designated for election, pursuant to the Bylaws, by the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected.

     The Majority Stockholders have informed the Company that they intend to vote for each of the above named nominees as a director of the Company pursuant to the terms of the stockholders agreement.

     The Bylaws of the Company provide that directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented in person or by proxy and entitled to vote thereon. With regard to the election of directors, votes may be cast for or withheld for each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NAMED
                     NOMINEES AS A DIRECTOR OF THE COMPANY.

INFORMATION CONCERNING NOMINEES

     The following table sets forth the name and age of, and the recent business experience and certain other information with respect to the nominees.

                                                                                                    TERM TO
                NAME                            PRINCIPAL OCCUPATION OR EMPLOYMENT           AGE    EXPIRE
                ----                            ----------------------------------           ---    -------
                                                             NOMINEES
George V. Bayly......................    Mr. Bayly has served as a director of the           60      2004
                                         Company since March 2002 and a member of the
                                         Packaging Holdings, L.L.C. ("Packaging
                                         Holdings") management committee since January
                                         2001. Mr. Bayly served as Chairman of the Board
                                         and Chief Executive Officer of Ivex from January
                                         1991 until June 2002 when Ivex was acquired by
                                         Alcoa Inc. Mr. Bayly is also a director of
                                         General Binding Corporation.
Phillip D. Harris....................    Mr. Harris has served as a director of the          59      2004
                                         Company since March 2002. He has been President
                                         and Chief Executive Officer of the Company since
                                         March 2002 and has held those offices with
                                         Packaging Holdings since January 2001. Prior to
                                         his employment with the Company, Mr. Harris was
                                         Vice President of Operations of Fort James
                                         Corporation, a consumer product and tissue
                                         manufacturer, from 1993 to 2001.
Anthony P. Scotto....................    Mr. Scotto has served as a Director of the          56      2004
                                         Company since March 2002. He also has served as
                                         a member of the Packaging Holdings management
                                         committee since November 1998 and was a director
                                         of Ivex from August 1995 until June 2002 when
                                         Ivex was acquired by Alcoa Inc. Since September
                                         of 1999, Mr. Scotto has been a Managing Director
                                         of the investment partnership Oak Hill
                                         Securities Fund, L.P. and the Oak Hill
                                         Securities Fund II, L.P. Prior to September
                                         1999, Mr. Scotto was a Managing Director of the
                                         investment consulting firm Oak Hill Partners,
                                         Inc. and its predecessor.
Frank V. Tannura.....................    Mr. Tannura has served as Chairman of the Board     46      2004
                                         since July 1, 2002, a director of the Company
                                         since March 2002 and as a member of the
                                         Packaging Holdings management committee since
                                         November 1998. Mr. Tannura served as a director
                                         of Ivex from August 1995 to June 2002, as an
                                         executive vice president and chief financial
                                         officer of Ivex from February 1999 to June 2002
                                         and vice president and chief financial officer
                                         from October 1989 to February 1999.
William J. White.....................    Mr. White has served as a Director of the           64      2004
                                         Company since July 1, 2002. Mr. White was a
                                         director of Ivex from 1997 until June 2002 when
                                         Ivex was acquired by Alcoa, Inc. and has been a
                                         professor at Northwestern University since
                                         January 1998. Mr. White served as Chairman of
                                         the Board and Chief Executive Officer of Bell &
                                         Howell Company from February 1993 to December
                                         1997 and of Bell & Howell Operating Company from
                                         February 1990 to December 1997. He is also a
                                         director of Proquest Company (formerly Bell &
                                         Howell Company) and Readers Digest Association,
                                         Inc.

MEETINGS OF THE BOARD OF DIRECTORS

     During the 2002 calendar year, the Company's Board of Directors held two meetings. Each member of the Board of Directors was present for both of the meetings of the Board of Directors and all of the meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. The members of such committees are directors who are neither officers nor employees of the Company. During the 2002 calendar year, the Audit Committee held one meeting and the Compensation Committee held one meeting. Because of the size of the Company's Board of Directors, the Board of Directors has not established a nominating committee.

     Audit Committee. The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Scotto (Chairman), Bayly and White, each of whom is a non-employee director. This committee is directed to retain and replace independent auditors as appropriate, evaluate the performance and independence of and the non-audit services provided by the independent auditors, review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the adequacy of the Company's accounting, financial and operating systems, procedures and controls; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Audit Committee has a charter which was adopted by the Company's Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee is independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, except for Mr. Bayly who, by virtue of the fact that he was Chairman, Chief Executive Officer and President of Ivex during the past three years, may be deemed to be non-independent. The Board of Directors has determined that Mr. Bayly's service as a member of the Company's Audit Committee is in the best interests of the Company and its stockholders. The Board of Directors believes that Mr. Bayly is a necessary member of the Audit Committee given his history with Ivex and the Company and his extensive knowledge and experience in the industry.

     Compensation Committee. The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. White (Chairman) and Scotto, each of whom is a "non-employee director" of the Company as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each is an "outside director" as such term is defined in Section 162(m) of the Code. The principal responsibilities of the Compensation Committee are (a) to review and approve the compensation, including salary, bonus, stock options or other appropriate incentive plans, and perquisites, if any, of the President and Chief Executive Officer and the other executive officers of the Company, including the named executive officers; (b) to monitor the Company's management resources, organizational structure, succession planning and the selection process and performance of key executives;
(c) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans, including the Company's 2002 Long-Term Incentive Stock Plan (the "2002 LTIP" or the "Plan"), including the review and approval of all grants thereunder; (d) to fulfill the purposes of the 2002 LTIP including, without limitation, through the grants of options and other benefits under such plan; (e) to recommend to the Board of Directors any revisions or additions to the 2002 LTIP; and (f) to review and report to the Board of Directors, when so requested, on any management resources, compensation, succession planning or other similar matters.

DIRECTORS' COMPENSATION FOR 2002

     During 2002, a retainer of $10,000 was paid to each of Messrs. Bayly, Scotto and White for their services from July 1, 2002 through December 31, 2002.

     In addition, we anticipate that for services rendered during 2002 and pursuant to the 2002 LTIP, each of the Company's non-employee directors (Messrs. Bayly, Scotto and White) will receive on the day following the 2003 Annual Meeting options to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. The Plan provides for grants of nonqualified stock options to the Company's non-employee directors to purchase shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. Under the Plan, each grant will vest as to 33 1/3% of the shares on the first three anniversary dates of the grant.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has appointed PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2003 and the Board of Directors of the Company has ratified the appointment of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has served in this capacity since December 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

FEES PAID TO INDEPENDENT AUDITORS

     For the fiscal year ended December 31, 2002, the aggregate fees billed to the Company by its independent auditors for professional services were as follows:

                                                                FEES      EXPENSES
                                                              --------    --------
Audit Fees................................................    $160,000    $ 9,000
Financial Information Systems Design and Implementation
  Fees....................................................          --         --
All Other Fees............................................
  Income tax compliance and consultation..................     102,110      3,800
  Employee benefit plans..................................      11,000        950
                                                              --------    -------
                                                               113,110      4,750
                                                              --------    -------
                                                              $273,110    $13,750
                                                              ========    =======

     In making its recommendation to appoint PricewaterhouseCoopers LLP as the Company's independent accountants for the calendar year ending December 31, 2003, the Audit Committee has determined that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with PricewaterhouseCoopers LLP's independence. The All Other Fees amount includes the fees for the audits of employee benefit plans and tax planning and compliance. The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of PricewaterhouseCoopers LLP to serve in this capacity.

     The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Audit Committee will reconsider its approval of PricewaterhouseCoopers LLP as the Company's independent public accountants for the year ended December 31, 2003. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
    TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and as of March 10, 2003, by (i) each of the directors of the Company, (ii) each of the named executive officers of the Company, and (iii) all executive officers and directors of the Company as a group.

                                                                    NUMBER OF SHARES
                                                                    OF THE COMPANY'S
NAME AND ADDRESS OF                                                      COMMON         PERCENTAGE
BENEFICIAL OWNER                                                      STOCK(1)(2)        OF CLASS
-------------------                                                 ----------------    ----------
Packaging Investors, L.P.(3)(4)...................................     3,985,564          41.40%
DCBS Investors, L.L.C.(3)(5)......................................       904,136           9.39%
Morgan Stanley(6).................................................       497,060           5.16%
Phillip D. Harris(7)..............................................       146,647            1.5%
Frank V. Tannura(7)...............................................       246,057            2.6%
Michael F. Arduino(7).............................................        41,033              *
Randy L. Van Antwerp(7)...........................................            --             --
Jeremy S. Lawrence(7).............................................        22,767              *
Edward Turner(7)..................................................            90              *
George V. Bayly...................................................       183,189           1.94%
Anthony P. Scotto.................................................        12,636              *
William J. White..................................................         2,600              *
J. Taylor Crandall(8).............................................     3,987,652          41.43%
Directors and executive officers as a group (9 individuals)(8)....       658,020            6.8%

-------------------------
 * Represents less than 1% of the outstanding shares of Packaging Dynamics common stock.

(1) To our knowledge, each stockholder has sole voting and investment power as to the shares shown unless otherwise noted.

(2) Beneficial ownership does not reflect stock options granted under the 2002 LTIP to the named executive officers. See "Management -- Stock Options."

(3) Packaging Investors, DCBS Investors and CB Investors are parties to a stockholders agreement containing obligations relating to, among other things, the nomination and election of members of the board of directors of Packaging Dynamics Corporation and the transfer of shares of the Company's common stock. See "Certain Relationships and Related
    Transactions -- Stockholders Agreement." CB Investors beneficially owns 167,992 shares of Packaging Dynamics Corporation's common stock, or 1.75% of the outstanding shares of Packaging Dynamics Corporation's common stock. The address of CB Investors is 3900 West 43rd Street, Chicago, Illinois 60632.

(4) The address of Packaging Investors is 201 Main Street, Suite 3100, Fort Worth, Texas 76102. The sole general partner of Packaging Investors is Group III 31, L.L.C., a Delaware limited liability company located at 201 Main Street, Suite 3100, Fort Worth, Texas 76102. J. Taylor Crandall is the sole member of Group III, 31, L.L.C.

(5) Includes 167,992 shares beneficially owned by CB Investors of which DCBS Investors is a managing member. The address of DCBS Investors and CB Investors is 3900 West 43rd Street, Chicago, Illinois 60632. The managing members of DCBS Investors include Messrs. Tannura and Harris, each of whom disclaims beneficial ownership of the shares beneficially owned by DCBS Investors, except to the extent of his pecuniary interest in DCBS Investors.

(6) Includes accounts managed on a discretionary basis by Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

(7) Shares beneficially owned include shares held by DCBS Investors as follows:
    Mr. Harris, 146,647 shares; Mr. Tannura, 141,783 shares; Mr. Arduino, 41,033 shares and Mr. Lawrence, 22,767 shares, reflecting ownership interests in DCBS Investors of 19.9%, 19.2%, 5.5% and 3.0% held by Messrs. Harris, Tannura,

    Arduino and Lawrence, respectively. In addition, Messrs. Harris, Tannura, Arduino, Lawrence, Van Antwerp and Turner hold options exercisable into an additional 202,160, 71,761, 56,304, 56,304, 76,304 and 56,304 shares of common stock, respectively, which such options are not exercisable for a period of three years from their date of grant.

(8) Shares beneficially owned include 3,985,564 shares held by Packaging Investors. J. Taylor Crandall is the sole member of Group III 31, L.L.C., which is the sole general partner of Packaging Investors. Mr. Crandall's address is c/o Group III 31, L.L.C., 201 Main Street, Suite 3100, Fort Worth, Texas 76102.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to (i) the Company's chief executive officer, (ii) each of the Company's four most highly compensated executive officers other than the chief executive officer whose annual salary and bonus exceed $100,000 and who were serving as executive officers of the Company at the end of 2002, and (iii) one additional individual who would have been among such four executive officers but for the fact that he only served as an executive officer for part of the 2002 fiscal year, in each case for all services rendered during the fiscal years 2002, 2001 and 2000:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL
                                                   COMPENSATION(4)(5)         LONG-TERM COMPENSATION(6)(7)
                                                   -------------------    -------------------------------------
                                                                                                    ALL OTHER
                                                    SALARY      BONUS     SECURITIES UNDERLYING    COMPENSATION
      NAME AND PRINCIPAL POSITION          YEAR      ($)         ($)        OPTIONS/ SARS(#)          (8)($)
      ---------------------------          ----     ------      -----     ---------------------    ------------
Phillip D. Harris......................    2002    300,000         --            168,827              8,338
  President and                            2001    278,461         --                 --              5,000
  Chief Executive Officer(1)
Michael F. Arduino.....................    2002    163,731         --             56,304              6,713
  Vice President-Finance                   2001    161,860         --                 --              5,250
                                           2000    150,800     39,000                 --              6,362
Randy L. Van Antwerp...................    2002    203,260         --             56,304              1,246
  Vice President and                       2001    141,481         --                 --                 --
  General Manager-Bagcraft(1)
Jeremy S. Lawrence.....................    2002    185,000     50,000             56,304              2,398
  Vice President and                       2001    185,000         --                 --              8,000
  General Manager-ICI(2)
Edward Turner..........................    2002    193,725         --             56,304              8,734
  Vice President and                       2001    179,292      5,812                 --              6,584
  General Manager-IPMC                     2000    170,000      2,940                 --              5,281
Frank V. Tannura.......................    2002    125,000         --             55,094                270
  Chairman of the Board(3)

-------------------------
(1) Mr. Harris and Mr. Van Antwerp commenced employment with the Company on January 29, 2001.

(2) Mr. Lawrence commenced employment with the Company on January 1, 2002. During 2001, Mr. Lawrence was an employee of Ivex who worked for Packaging Holdings. Mr. Lawrence's salary and benefits were paid by Ivex under a consulting arrangement between Ivex and Packaging Holdings. This consulting arrangement was terminated on July 1, 2002 in connection with Ivex's distribution of its Packaging Dynamics Corporation shares to Ivex's shareholders (the "Distribution"). The reported information for Mr. Lawrence does not include his Ivex stock option grants or certain other benefits which were provided by Ivex which would not have been available to Mr. Lawrence as a full-time employee of Packaging Holdings.

(3) Mr. Tannura commenced employment with the Company on August 1, 2002 and Mr. Tannura's salary reflects his total monetary compensation for the fiscal year ended December 31, 2002 based on an annual salary of $250,000.

(4) Includes amounts deferred pursuant to Packaging Holdings 401(k) Retirement Plan and Trust.

(5) The column designated by the Securities Exchange Commission (the "SEC") for the reporting of "Other Annual Compensation" has been deleted because no such compensation in 2001 reached a level that required such disclosure.

(6) The column designated by the SEC pursuant to the applicable regulations for the reporting of "restricted stock awards" has been deleted because no restricted stock was awarded to any of the named executive officers.

(7) The column designated as "LTIP Payouts" by the SEC has been deleted because no such payouts were made by the Company to any of the named executive officers.

(8) The 2002 All Other Compensation column includes (a) the Company's matching contributions under Packaging Holdings' 401(k) Plan during fiscal 2002 as follows: $5,500 to Mr. Harris; $5,500 to Mr. Arduino; $1,156 to Mr. Lawrence and $7,981 to Mr. Turner; and (b) the Company's payment of certain group term life insurance benefits during fiscal year 2002 as follows: $2,838 for Mr. Harris, $1,213 for Mr. Arduino, $1,246 for Mr. Van Antwerp, $1,242 for Mr. Lawrence, $753 for Mr. Turner and $270 for Mr. Tannura.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                          INDIVIDUAL GRANTS                                 VALUE AT
                               ---------------------------------------                   ASSUMED ANNUAL
                                                % OF TOTAL                                  RATE OF
                                 NUMBER OF     OPTIONS/SARS                               STOCK PRICE
                                SECURITIES      GRANTED TO    EXERCISE                  APPRECIATION FOR
                                UNDERLYING     EMPLOYEES IN   OR BASE                    OPTION TERM(3)
                               OPTIONS/SARS       FISCAL       PRICE     EXPIRATION   --------------------
            NAME               GRANTED(#)(1)     YEAR(2)       ($/SH)       DATE       5%($)       10%($)
            ----               -------------   ------------   --------   ----------    -----       ------
Phillip D. Harris............     168,827          20.0         3.90       7/1/12     1,283,085   2,433,105
  President and
  Chief Executive Officer
Michael F. Arduino...........      56,304           6.7         3.90       7/1/12      427,910     811,443
  Vice President-Finance
Randy L. Van Antwerp.........      56,304           6.7         3.90       7/1/12      427,910     811,443
  Vice President and
  General Manager -- Bagcraft
Jeremy S. Lawrence...........      56,304           6.7         3.90       7/1/12      427,910     811,443
  Vice President and
  General Manager -- ICI
Edward Turner................      56,304           6.7         3.90       7/1/12      427,910     811,443
  Vice President and
  General Manager -- IPMC
Frank V. Tannura.............      55,094           6.5         3.90       7/1/12      418,714     794,005
  Chairman

-------------------------
(1) The options specified in this column reflect each named executive officer's portion of the Company's stock options which were issued in connection with the termination of Packaging Holdings, 2001 Long-Term Incentive Compensation Plan (the " 2001 LTIP") and each named executive officer's waiver of his right to receive a cash payment under such plan. In connection with the termination of the 2001 LTIP, option grants covering an aggregate of 844,093 shares of Packaging Dynamics Corporation common stock (the "Conversion Options") were made in connection with the July 1, 2002 Distribution, including grants to Messrs. Harris, Arduino, Van Antwerp, Lawrence, Turner and Tannura in the following respective approximate amounts: Mr. Harris, 168,827 shares; Mr. Arduino, 56,304 shares; Mr. Van Antwerp, 56,304 shares; Mr. Lawrence, 56,304 shares; Mr. Turner, 56,304 shares; and Mr. Tannura, 55,094 shares. These Conversion Options had an exercise price that was below the fair market value of Packaging Dynamics common stock on the grant date and, although fully vested, will not be exercisable for three years after the grant date. Consequently, the Company has a right to repurchase an executive's options if he terminates employment before the end of the three year period.

(2) Reflects the percentage of all options granted to all employees during the fiscal year ended on December 31, 2002.

(3) The potential realized dollar values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates established by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                              NUMBER OF
                                                                             SECURITIES          VALUE OF
                                                                             UNDERLYING        UNEXERCISED
                                                                             UNEXERCISED       IN-THE-MONEY
                                                   SHARES                   OPTIONS/SARS       OPTIONS/SARS
                                                 ACQUIRED ON     VALUE      AT FY-END (#)     AT FY-END ($)
                                                  EXERCISE      REALIZED    EXERCISABLE/       EXERCISABLE/
                    NAME                             (#)          ($)       UNEXERCISABLE    UNEXERCISABLE(1)
                    ----                         -----------    --------    -------------    ----------------
Mr. Phillip D. Harris........................        --            --         0/168,827         0/455,833
Mr. Michael F. Arduino.......................        --            --         0/ 56,304         0/152,021
Mr. Randy L. Van Antwerp.....................        --            --         0/ 56,304         0/152,021
Mr. Jeremy S. Lawrence.......................        --            --         0/ 56,304         0/152,021
Mr. Edward Turner............................        --            --         0/ 56,304         0/152,021
Mr. Frank V. Tannura.........................        --            --         0/ 55,094         0/148,754

-------------------------
(1) The value of the unexercised options is based upon the difference between the closing price of $6.60 per share of Common Stock on the Nasdaq National Markets System on December 31, 2002 (the last trading day in 2002) and the option exercise price.

CERTAIN EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into a severance and change in control agreement with Mr. Harris, dated January 23, 2003, pursuant to which, if Mr. Harris' employment is terminated without "cause" or for "good reason," he will be entitled to receive a lump sum payment on the date of termination equal to one times (or two times such amounts if such termination occurs after a change of control) the sum of his annual base salary and target bonus (which, under the 2003 Incentive Compensation Plan for Packaging Dynamics Executives, would be equal to 60% of his base salary as of December 31, 2003, provided certain financial targets are met), each as in effect immediately prior to the date of his termination (or, if higher, immediately prior to the first occurrence or circumstance constituting "good reason"). Mr. Harris will also receive continuation of medical and dental benefits until the first anniversary (or second anniversary if such termination occurs after a change of control) of his termination or until covered by insurance with another employer, if sooner. If such termination occurs on or after (or within close proximity of) a "change in control," Mr. Harris is also entitled to outplacement services for up to one year in an amount not to exceed $25,000. In addition, Mr. Harris will receive gross-up payments for certain excise taxes, interest and penalties, if any, that may be imposed by

Section 4999 of the Internal Revenue Code. The Company has also entered into a similar agreement with Mr. Tannura.

     The Company has entered into a severance agreement with Mr. Lawrence dated August 1, 2000, pursuant to which, if his employment is terminated without "cause" or for "good reason," he will receive a lump sum payment on the date of his termination equal to his base salary then in effect and continued participation in our medical plan for a period of one year.

     The Company has entered into a severance agreement with each of Mr. Newell and Mr. Van Antwerp dated January 23, 2003, pursuant to which, if either officer's employment is terminated without "cause" or for "good reason," such officer will receive a lump sum payment on the date of his termination equal to his base salary then in effect and continued participation in our medical plan until the first anniversary of his termination or until covered by insurance with another employer, if sooner.

     Bagcraft Acquisition, L.L.C. has entered into a severance agreement with Mr. Arduino dated November 18, 1998, pursuant to which, if his employment is terminated without "cause" or for "good reason," he will receive a lump sum payment on the date of his termination equal to one-half of his base salary then in effect and continued participation in our medical plan for a period of one year.

     The Company has entered into a severance agreement with Mr. Turner, pursuant to which, if his employment is terminated without "cause" or for "good reason," he will receive a lump sum payment on the date of his termination equal to one-half of his base salary then in effect and continued participation in all of our employee benefit plans until the first anniversary of his termination or until covered by insurance with another employer, if sooner.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. White (Chairman) and Scotto. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions) or as a member of the Board of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                  EXECUTIVE COMPENSATION FOR FISCAL YEAR 2002

INTRODUCTION AND BACKGROUND

     The following report is provided in accordance with the rules of the SEC and covers compensation policies applicable to the Company's executive officers, including the named executive officers, during 2002. The report has been approved by the members of the Compensation Committee.

     The Company's Compensation Committee is comprised of Messrs. White (Chairman) and Scotto, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Compensation Committee held no meetings during 2002 and held one meeting during January 2003. In connection with the January 2003 meeting, the Company's Chief Executive Officer submitted recommendations to the Committee with respect to the issuance of stock options and payment of cash bonuses for the executive officers for 2002. Following a review of such recommendations, the Committee approved the 2002 stock option allocations and cash bonus payments for the executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation program has been designed to attract, motivate, reward and retain the Company's executive officers by providing them with a competitive total compensation opportunity based upon performance, team work and the creation of stockholder value.

     The key elements of the Company's executive officer compensation program are designed to:

     - Create a direct link between executive officer compensation and the Company's financial and stock performance.

     - Provide a competitive base salary with an annual cash bonus opportunity directly linked to the Company's annual financial performance (the annual cash bonus awards vary significantly in correlation with the Company's financial performance and compensate the executive officers with superior cash compensation for superior financial results and below median level cash compensation for below average financial results). Cash bonus awards, at target levels of performance, are designed to be competitive with those companies which the Company believes are most likely to compete with the Company for the services of its executive officers.

     - Create a meaningful long-term cash incentive and/or stock option incentive directly linked to the Company's long term growth, financial success and stockholder return.

PROGRAM COMPONENTS

     Over the past two years, the Company has designed its executive officer compensation to include three basic components: (i) base salary, (ii) annual cash bonuses and (iii) stock option grants.

     The Company has established executive officer base salaries to be competitive with the salary levels for the executives at other similar companies identified by the Company, and has desired to provide an opportunity for total cash compensation (base salary plus annual cash bonus) to significantly exceed such levels upon the Company's achievement of certain predetermined, budgeted financial objectives such as earnings-per-share and cash flow targets. In this way, the Company seeks to have a significant portion of each executive's annual cash compensation at risk.

     Under the 2002 Stock Option Plan, the Company established a stock option plan for its executive officers pursuant to which a meaningful number of stock options have been granted with the specific intent to directly align each executive's long-term financial interests with the financial interests of the Company's stockholders. To date, other than the Conversion Options which were issued in connection with the termination of the 2001 LTIP, all of the stock options issued under this plan have had exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through appreciation in the fair market value of the underlying shares. Generally, the Company expects to grant stock options on an annual basis (if warranted by the Company's growth and profitability) and individual grants are expected to be based on, among other things, the executive officer's responsibilities, individual performance and potential to contribute to the Company. To encourage an executive officer's long-term performance, stock options generally will vest over three years and the stock options will terminate ten years after the date of grant. The opportunity to own stock is considered an important component in an executive officer's compensation package.

     The Compensation Committee intends to continue this basic compensation philosophy by continuing to place a significant portion of each year's cash compensation at risk and by using stock option and cash long-term incentive grants as the primary element of long-term incentive compensation.

     The following is a discussion of the elements of the Company's 2002 executive officer compensation program, along with a description of the decisions and actions taken by the Committee with regard to 2002 compensation. Also included is a specific discussion of the decisions regarding Mr. Harris' 2002 compensation for performing the duties of President and Chief Executive Officer and Mr. Tannura's 2002 compensation for performing the duties of Chairman. The tables and accompanying narrative and footnotes included in "Executive Compensation and Other Information" which precede this Committee report reflect the decisions covered by the discussions below.

BASE SALARY

     During 2002, the base salary level of Mr. Harris and Mr. Tannura were established by the Company's Board of Directors and the base salaries of the other executive officers, including the named executive officers, were recommended by Mr. Harris for approval by the Compensation Committee. Salary payments in 2002 were made to compensate the executive officers for their on-going performance through the year. The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each executive officer position. Salary increases during 2002 were based upon consideration of each executive officer's performance and position.

ANNUAL CASH AND BONUS INCENTIVES

     The Executive Incentive Bonus Plan provides the executive officers of the Company with annual cash bonuses for outstanding individual performance contributing to the present and future success of the Company. The purpose of this plan is to link a significant portion of executive pay to both the Company's financial performance and to the attainment of certain defined key initiatives. No awards were made under this plan during 2002 to the Company's executive officers (other than to Mr. Lawrence) since the Company did not achieve certain predetermined financial goals for the year.

STOCK COMPENSATION

     The grant of stock options is designed to align the financial interests of the executive officers with the financial interests of the Company's stockholders. Other than the Conversion Options, the stock options granted to the executive officers under the 2002 LTIP have exercise prices equal to the fair market value of the underlying common stock on the date of grant so that compensation will be earned only through appreciation in the fair market value of the underlying common stock. During 2002, the individual grants of stock options reflected in the "Option/SAR Grants in Last Fiscal Year" table were based upon the termination of the 2001 LTIP; however, going forward, future grants are expected to be based upon, among other things, each executive officer's responsibilities, individual performance and potential to contribute to the Company, and in order to encourage such executive officers' long-term performance, such stock options (other than the Conversion Options) will generally vest over three years and terminate ten years after the date of grant.

BASIS FOR CHIEF EXECUTIVE OFFICER AND CHAIRMAN COMPENSATION

     During 2002, Mr. Harris' and Mr. Tannura's base salaries were established by the Board of Directors of the Company and were intended to provide each of them with a competitive salary to compensate each of them for their on-going performance throughout the year.

     Mr. Harris received no bonus against a target of $150,000 under the Company's Executive Incentive Bonus Plan during 2002 because the Company did not achieve certain pre-determined goals under such plan. Mr. Tannura was not eligible to receive a bonus during 2002. During 2002, Mr. Harris received 168,824 Conversion Options and Mr. Tannura received 55,094 Conversion Options.

COMPENSATION DEDUCTIBILITY POLICY

     The Board's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the named executive officers is intended to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders; however, there can be no assurances that executive officer compensation will comply with these requirements.

                                          COMPENSATION COMMITTEE

                                          William J. White, Chairman
                                          Anthony P. Scotto

                             AUDIT COMMITTEE REPORT

     The Audit Committee of Packaging Dynamics Corporation consists entirely of non-employee directors. The members of the Audit Committee meet the independence and experience requirements of, except for Mr. Bayly who, by virtue of the fact that he was Chairman, Chief Executive Officer and President of Ivex during the past three years, may be deemed to be non-independent, as more fully described in "Nomination and Election of Directors -- Committees of the Board of Directors." The Board of Directors of the Company has adopted a charter for the Audit Committee, a copy of which is attached to this Proxy as Appendix A.

     The Audit Committee is directly responsible for the oversight of the Company's financial statements. Management is responsible for the preparation of the financial statements and the financial reporting process. The Company's independent auditors are responsible for expressing an opinion that the Company's audited financial statements are fairly stated in conformity with accounting principles generally accepted in the United States.

     In the performance of our oversight function, we have reviewed and discussed with the management of the Company the Company's audited financial statements as of and for the year ended December 31, 2002.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence. We have also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence.

     As a result of the review and discussion referred to above, the Audit Committee recommends to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                          AUDIT COMMITTEE

                                          Anthony P. Scotto, Chairman
                                          George V. Bayly
                                          William J. White

STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), the Dow Jones Containers & Packaging Index (the "Dow Jones Packaging Index") and the Russell 2000 Index from the market close on July 1, 2002 to the market close on December 31, 2002. The graphs assume that $100 was invested on July 1, 2002 in each of the Company's common stock (at the public offering price), the S&P 500 Index, the Dow Jones Packaging Index and the Russell 2000 Index, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG PACKAGING DYNAMICS CORPORATION, THE
    S&P 500 INDEX, THE DOW JONES PACKAGING INDEX AND THE RUSSELL 2000 INDEX
                     FROM JULY 1, 2002 TO DECEMBER 31, 2002

                              [PERFORMANCE GRAPH]

                                                                7/01/02    12/31/02
Packaging Dynamics Corporation                                  $100.00     $93.50
S&P 500 Index                                                   $100.00     $90.80
Dow Jones Packaging Index                                       $100.00     $98.00
Russell 2000                                                    $100.00     $85.56

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

     DCBS Investors of which Messrs. Harris, Arduino, Lawrence and Tannura beneficially own 19.9%, 5.5%, 3.0% and 19.2%, respectively, of the ownership interests, CB Investors and Packaging Investors have entered into a registration rights agreement with the Company. Pursuant to this agreement, DCBS Investors, CB Investors and Packaging Investors have the right to require the Company to register their shares of Packaging Dynamics common stock for sale in the public markets.

     These stockholders also have piggyback registration rights to include their shares in any registration statement which the Company files on its own behalf (other than for employee benefit plans and business acquisitions or corporate restructurings) or on behalf of other stockholders.

     In addition, these stockholders have the right to request the Company to register their shares of Packaging Dynamics common stock on a short-form S-3 registration statement on up to three occasions.

STOCKHOLDERS AGREEMENT

     Packaging Investors, DCBS Investors and CB Investors have entered into a stockholders agreement with the Company.

     The stockholders agreement provides for Packaging Investors and DCBS Investors each to designate a member of the Company's board of directors on the following terms:

     - Until the date on which Packaging Investors ceases to own at least 20% of the outstanding shares of the Company's common stock, the Company will, at each annual meeting of stockholders, nominate or cause to be nominated one individual designated by Packaging Investors for election to the board of directors, and Packaging Investors, DCBS Investors and CB Investors will vote their shares to elect the Packaging Investors designee.

     - Until the date on which DCBS Investors and CB Investors cease to own at least 5% of the outstanding shares of the Company's common stock, the Company will, at each annual meeting of stockholders, nominate or cause to be nominated one individual designated by DCBS Investors for election to the board of directors, and Packaging Investors, DCBS Investors and CB Investors will vote their shares to elect the DCBS Investors designee.

     Packaging Investors, DCBS Investors and CB Investors also are required to vote their shares at a special meeting and take other action in cooperation with any attempt by either Packaging Investors or DCBS Investors to remove its own designee from the Company's board of directors.

     Until the date when Packaging Investors ceases to own 33% of the outstanding common stock of the Company, the Company is prohibited by the stockholders agreement from engaging in, or entering into an agreement to engage in, any of the following without the consent of Packaging Investors:

     - any creation, incurrence, guarantee, refinancing or assumption of indebtedness by Packaging Dynamics or any subsidiary in excess of $15 million;

     - any acquisition of any business, assets (other than the procurement of assets in the ordinary course of business), securities of, or investment in, or loan or advance to, any person (other than any loans, advances or contributions to any wholly-owned subsidiaries), by Packaging Dynamics or any subsidiary, in any transaction or series of related transactions, in an aggregate amount exceeding $10 million;

     - any transfer of assets in excess of $10 million by Packaging Dynamics or any subsidiary (other than in the ordinary course of business and transfers to a wholly-owned subsidiary);

     - the issuance by Packaging Dynamics or any subsidiary of any equity securities, except pursuant to the 2002 LTIP;

     - any merger, consolidation, amalgamation, recapitalization or other form of business combination, or any liquidation, winding up or dissolution of Packaging Dynamics or any material subsidiary (other than a merger of any wholly-owned subsidiaries with and into each other or Packaging Dynamics);

     - Packaging Dynamics or any subsidiary engaging in any business other than any of the businesses conducted by Packaging Dynamics or a subsidiary on the date of the stockholders agreement;

     - any material amendment to the certificate of incorporation or bylaws of Packaging Dynamics or any similar constituent documents of any subsidiary;

     - any dividend or distribution with respect to, or any redemption or repurchase of, any equity securities of Packaging Dynamics;

     - except as provided in any applicable annual budget, any expenditures, commitments, obligations or agreements by Packaging Dynamics or any subsidiary in excess of $5 million;

     - any material transaction or series of related transactions between Packaging Dynamics or any subsidiary, on the one hand, and any party to the stockholders agreement or any affiliate of such party, on the other hand; and

     - the adoption of any annual budget of Packaging Dynamics prepared for Packaging Dynamics and its subsidiaries for a succeeding fiscal year which is materially inconsistent with the annual budget then in effect, or any material amendment to an annual budget in any fiscal year.

     The stockholders agreement also provides for transfer restrictions on the Company's common stock held by Packaging Investors, DCBS Investors and CB Investors, including the following:

     - Notice and Compliance with Securities Laws. Prior to making any voluntary disposition of any of their shares of the Company's common stock (other than a disposition to any party to the stockholders agreement or under an effective registration statement under the Securities Act), Packaging Investors, DCBS Investors and CB Investors will notify the Company and refrain from the proposed disposition until notified by the Company that either (1) registration under federal and state securities laws is not required or (2) registration under or compliance with the applicable federal or state securities laws has been effected.

     - Right of First Refusal. If DCBS Investors or CB Investors wishes to dispose of any shares of the Company's common stock for cash (other than to any party to the stockholders agreement, to a related party, to a member, pursuant to Rule 144 under the Securities Act or under an effective registration statement under the Securities Act), then the Company and Packaging Investors have the right to purchase such shares at the price offered by the third party.

     - Drag-Along Right. In the event that Packaging Investors wishes to sell all of its shares of the Company's common stock to a third-party purchaser for cash and DCBS Investors and CB Investors have not completely distributed their shares of the Company's common stock to their respective members, Packaging Investors has the right to require DCBS Investors and CB Investors to sell all shares of their Packaging Dynamics common stock to such third-party purchaser for the same per share consideration as would be received by Packaging Investors.

     - Tag-Along Right. In the event of a proposed sale to a third party by Packaging Investors or its affiliates of shares of the Company's common stock representing more than 33.0% of the shares of Packaging Dynamics common stock owned by Packaging Investors as of the date of the stockholders agreement, DCBS Investors and CB Investors have the right to require, as a condition to the proposed sale, that the third-party purchaser simultaneously purchase a proportionate number of shares of Packaging Dynamics common stock from each of DCBS Investors and CB Investors at the same price per share as that to be received from the third party by Packaging Investors.

OTHER

     See "Management -- Compensation Committee Interlocks and Insider Participation" for information about other related party transactions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with in all respects, except that DCBS Investors, CB Investors, Packaging Investors, and Messrs. Turner, Van Antwerp and Lawrence each inadvertently filed an initial report of ownership on Form 3 late.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended December 31, 2002, including audited financial statements, accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any beneficial stockholder of record on March 19, 2003, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                         Packaging Dynamics Corporation
                             3900 West 43rd Street
                               Chicago, IL 60632
                         Attention: Investor Relations

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

     Stockholders who intend to have a proposal considered for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders must submit their proposal in writing to the Company no later than December 5, 2003 if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company no later than February 13, 2004. The Company's Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and nominations for election to the Company's Board of Directors must be submitted in proper written form no later than February 13, 2004 and not earlier than January 14, 2004. If, however, the annual meeting is called for a date not within 30 days before or after the anniversary date of the 2002 Annual Meeting of Stockholders, such nominations or proposals must be received by the Company not later than the close of business on the 10th day following the date notice of the annual meeting was mailed or a public announcement of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder nomination or proposal must set forth the information prescribed by the Company's Bylaws.

     The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Henry C. Newell
                                          Secretary

                                                                      APPENDIX A

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                         PACKAGING DYNAMICS CORPORATION
                            AS ADOPTED BY THE BOARD
                               ON MARCH 10, 2003

1. AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Packaging Dynamics Corporation (the "Corporation") is established pursuant to Section 10 of Article III of the Corporation's Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

2. PURPOSE OF THE COMMITTEE

     The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

     The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

3. COMPOSITION OF THE COMMITTEE

     (a) Each member of the Committee shall be "independent" and qualified to serve on the Committee pursuant to the requirements of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to The Nasdaq Stock Market (the "Nasdaq Rules") and the Sarbanes-Oxley Act of 2002, as codified and as it may be amended from time to time (the "Act"), and the rules and regulations promulgated by the SEC pursuant to the Act and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the Nasdaq Rules and the Act, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Further, either (i) at least one member of the Committee must be an "audit committee financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is an "audit committee financial expert", the Committee shall so inform the Corporation. Committee members, if they or the Board deem appropriate, may enhance their understanding of finance and accounting by participating in educational programs by the Corporation or an outside consultant or firm.

     Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation.

     Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

     (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides The Nasdaq Stock Market with written confirmation regarding:

          (1) Any determination that the Board has made regarding the independence of the Committee members;

          (2) The financial literacy of the Committee members;

          (3) The determination that at least one of the Committee members has accounting or related financial management expertise; and

          (4) The annual review and reassessment of the adequacy of the Committee's charter.

4. MEETINGS OF THE COMMITTEE

     The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. As part of its purpose to foster open communications, the Committee shall meet at least annually with (i) management, (ii) the director of the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or each of these groups or persons believe should be discussed, privately or otherwise.

     The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

     The Chairman should work with the chief financial officer and management to establish the agendas for Committee meetings. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities.

5. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter.

     While the Board intends that there should be no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

SELECTION AND EVALUATION OF AUDITORS

     (a) Select, in its sole discretion (subject, if applicable, to stockholder ratification), the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     (b) Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation's management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

     (c) Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

     (d) Obtain at least annually from the Corporation's independent auditors and review a report describing:

          (1) the independent auditors' internal quality-control procedures;

          (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

          (3) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

          The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

     (e) Oversee the independence of the Corporation's independent auditors by, among other things:

          (1) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

          (2) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation's financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

          (3) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation's audit; and

          (4) considering whether there should be a regular rotation of the Corporation's independent auditors;

     (f) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject, if applicable, to stockholder ratification) evaluation and termination of the Corporation's independent auditors;

DOCUMENT AND REPORT REVIEW

     (g) Confirm through discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

     (h) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

     (i) Review the results of the year-end audit of the Corporation, including where the Committee deems appropriate:

          (1) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

          (2) significant recorded and unrecorded audit adjustments;

          (3) any material accounting issues among management and the independent auditors; and

          (4) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

     (j) Review with management, the Corporation's independent auditors and, if appropriate, the director of the Corporation's internal auditing department, the following:

          (1) the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

          (2) critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

          (3) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation's financial statements;

          (4) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the accountants;

          (5) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

          (6) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

     (k) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

          (1) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation's independent auditors;

          (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls; and

          (3) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

     (l) Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

     (m) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

     (n) Review:

          (1) the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, staffing and supervision of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors and management of the Corporation; and

          (2) the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report;

     (o) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of any significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting matters that may have a significant impact on the Corporation;

     (p) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors and the Corporation's management; and

     (q) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

OTHER MATTERS

     (r) Meet with the general counsel as appropriate and outside counsel when deemed appropriate by the Committee, to review material legal and regulatory matters that may have a material impact on the financial statements of the Corporation;

     (s) Prepare a report to be included in each annual proxy statement of the Corporation which states, among other things, whether:

          (1) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

          (2) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61 (as it may be modified or supplemented);

          (3) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

          (4) based on the review and discussions described in subsections (a),
     (b) and (c) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

     (t) Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934;

     (u) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

     (v) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

     WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE
SHOULD:

     (w) Report regularly to the Board on its activities, as appropriate;

     (x) Exercise reasonable diligence in gathering and considering all material information;

     (y) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

     (z) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

6. RESOURCES

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. In particular, the Committee shall have direct and unrestricted access to the Corporation's management and non-management personnel, all corporate records and the Corporation's public accountants. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without the approval of the engagement by the Board or management, and may direct the proper officers of the Corporation to pay the reasonable fees and expenses of any such advisor. The Committee may request its advisors to attend a meeting of the Committee or to meet with any members of the Committee.

                                      ***

     While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

     In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

                                 *************

PACKAGING DYNAMICS CORPORATION                                             PROXY
CHICAGO, ILLINOIS

--------------------------------------------------------------------------------
PROXY                                                                      PROXY

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 2003

         The undersigned hereby appoints Frank V. Tannura or Phillip D. Harris, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Packaging Dynamics Corporation, to be held at the Company's offices, 17153 County Road 57, Caldwell, Ohio 43724 on Wednesday, May 14, 2003, at 8:00 a.m., Eastern time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

ADDRESS CHANGE, PLEASE NOTE CHANGE HERE AND MARK ON REVERSE SIDE


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                  (Continued and to be signed on reverse side.)

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------

[X]  Please mark your
     vote as in this
     example.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 1 and FOR proposal 2.

                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:


                                    For all Nominees          Withheld Authority to Vote
1.   Election of
     Directors                           [ ]                            [ ]                 George V. Bayly
                                                                                            Phillip D. Harris
                                                                                            Anthony P. Scotto
                                                                                            Frank V. Tannura
                                                                                            William J. White
     For, except vote withheld from the following nominee:

     ___________________________________________                        FOR            AGAINST           ABSTAIN

2.   Ratification of appointment of                                     [ ]               [ ]              [ ]
     PricewaterhouseCoopers LLP as
     auditors for the Corporation for 2003.

                                                              Check here if you plan to attend
                                                              the Meeting. [ ]

                                                              Change of Address on Reverse Side  [ ]

Please date and sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


----------------------------------------------------------------------------------------------------------------
                                                                                                  2003
----------------------------------------------------------------------------------------------------------------
SIGNATURE(S)                                                                                              DATE


                            - FOLD AND DETACH HERE -
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